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                                                                   Exhibit 10.9


Tivoli
Marking Client/Server(TM)

                               Tivoli Systems Inc.

                                 Loan Agreement

Tivoli Systems Inc. ("Tivoli"), a Texas corporation, with its principal place of business address at 9442 Capital of Texas Highway, North, Arboretum Plaza One, Suite 500, Austin, TX 78759, desires to loan to Pencom Software ("Pencom") with its business location at 9050 Capital of Texas Highway North Austin Texas 78759 and Pencom desires to receive, use and protect, certain loaned hardware products, which are the property of Tivoli Systems Inc., in accordance with the terms and conditions contained herein.

1.   Effective Date: November 15, 1995.

2. Loan Expiration Date: The Loan Term and this Agreement Term shall expire on November 15, 1996.

3. Use of Products: Tivoli grants to Pencom the right to use the Products for the purpose of porting Tivoli Software. Title to and ownership of the Products and all copies thereof shall remain the property of Tivoli Systems Inc. Pencom shall not mortgage, pledge or encumber the Products in any way. Pencom shall keep the products in good working order during the term of this Agreement.

     All installation, deinstallation, maintenance and repairs of the Products must be performed by Pencom Software, Inc.

4. Location. Pencom shall keep the Products at the address set forth above and shall not move the Products without the prior written consent of Tivoli.

5. Loss or Damage- Pencom shall immediately notify Tivoli for any loss or damage to the Products. Pencom shall be responsible for any loss or damage to the Products and shall pay Tivoli the value of the Products damaged or destroyed while in the custody of Pencom.

7. Termination: Tivoli may terminate this Agreement prior to the Loan Expiration Date for any reason upon ten (10) days written notice or immediately upon notice of any breach by Pencom of the provisions of this Agreement. Within fifteen days (15) following expiration or termination of this Agreement, Pencom shall return to Tivoli all of the Products in tangible form in its possession. Any additional copies Software held by Pencom which are not returned to Tivoli shall be destroyed by Pencom within the fifteen day period and such destruction will be certified to Tivoli.

8. Warranty and Liability Disclaimer: The Products disclosed under this Agreement are delivered "as is" and Tivoli makes no warranty of any kind with respect to the accuracy of such Products or its suitability for any particular use or with respect to freedom from bugs or uninterrupted use. TIVOLI DISCLAIMS ALL WARRANTIES RELATING TO THE PRODUCT, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES AGAINST INFRINGEMENT OF THIRD PARTY RIGHTS, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. PENCOM ACKNOWLEDGES AND AGREES THAT TIVOLI SHALL NOT BE LIABLE UNDER THIS AGREEMENT OR OTHERWISE AS A RESULT OF PENCOM'S USE OF ANY SOFTWARE OR PRODUCTS PROVIDED BY TIVOLI, WHETHER AS AS RESULT OF CONTRACTUAL, NEGLIGENCE, STRICT LIABILITY OR FOR ANY REASON OR CAUSE WHATSOEVER, FOR ANY DIRECT, INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENT DAMAGES.

10. Non-assignability. The rights and obligations arising under this Agreement may not be assigned by Pencom without the express written consent of the other party and any purported assignment without such written consent shall be void.

11. Agreement Execution; Controlling Law; and Severability. This Agreement shall become effective only upon its execution by both Tivoli and Pencom and it shall be governed by and construed in accordance with the laws of the State of Texas, U.S.A. In any action to enforce this Agreement the prevailing party will be entitled to cost and attorneys fees. In the event that any of the provision of this Agreement shall be held unenforceable, such provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

12. Entire Agreement. This Agreement and Exhibit A attached hereto constitutes the entire agreement between the parties. All additions and modifications to this Agreement must be made in writing referencing this Agreement and must be signed by both parties.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.


                                      P. 1


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Tivoli Systems Inc. ("Tivoli")          Pencom Systems ("Pencom")

/s/ Steven J. Bankhead                  /s/ Vitek Boruvka
-----------------------------------     -----------------------------------
Authorized Signature                    Authorized Signature

Steven J. Bankhead                      Vitek Boruvka
-----------------------------------     -----------------------------------
Name                                    Name

Mgr. Development Services               Software Eng.
-----------------------------------     -----------------------------------
Title                                   Title

11/16/95                                11/18/95
-----------------------------------     -----------------------------------
Date                                    Date


                                      p. 2


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                                 LOAN AGREEMENT
                                    EXHIBIT A


Quantity    System Description
--------    ------------------
    1       4GB external SCSI disk in enclosure with cable and terminator.
            Manufacture ZZYZX Worstation Peripherals, serial number 95110062.


                                      P. 3